EXHIBIT 99.1
For Immediate Release
WESTERN REFINING REPORTS RECORD FIRST QUARTER RESULTS
EL PASO, Texas — May 03, 2007 — Western Refining, Inc. (NYSE:WNR) today reported net income of $62.6 million, or $0.93 per diluted share, for the quarter ended March 31, 2007. For the same period in 2006, the Company had a net loss of $19.7 million, or $0.32 per diluted share.
The increased earnings for the three months ended March 31, 2007, compared to the same period in 2006, were primarily a result of higher refining margins and increased refinery throughput. Additionally, the first quarter of 2006 was impacted by a planned major maintenance turnaround and a one-time tax provision. The cost of the turnaround in 2006 was $22.2 million, which was expensed during the first quarter of 2006. The effect of the one-time tax provision of $21.3 million made in connection with the Company’s initial public offering reduced diluted earnings per share by $0.35 for the first quarter of 2006.
Total refinery throughput for the first quarter of 2007 was 133,653 barrels per day, which included 118,889 barrels per day of crude oil. Total refinery throughput for the first quarter of 2006 was 107,495 barrels per day, including 98,195 barrels per day of crude oil. Refinery gross margin per throughput barrel was $12.46 for the quarter ended March 31, 2007, compared to $7.12 for the same period in 2006.
Adjusted earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, depreciation and amortization, and maintenance turnaround expense (“Adjusted EBITDA”) for the quarter ended March 31, 2007, was $95.5 million versus $29.6 million for the same quarter in 2006.
Total capital expenditures for the three months ended March 31, 2007 totaled $22.8 million, and included spending on the acid and sulfur gas facilities, the flare gas recovery system, the hydrogen plant, the low sulfur gasoline project and other improvement and regulatory projects. The Company had $301.7 million of cash and no outstanding debt as of March 31, 2007.
“We are very pleased with our results in the first quarter of 2007. With the upgrades and capital projects that we completed in 2006, we have positioned ourselves to capitalize on the opportunities and challenges of a strong refining environment, and we believe we will remain highly competitive in this very dynamic industry,” said Paul Foster, Western’s President and Chief Executive Officer.
“We are also pleased with our margin performance during the first quarter of 2007. Our gasoline margins were exceptionally strong in the first quarter. Our distillate cracks were down compared to the fourth quarter of 2006, but were much higher than in the first quarter of 2006.
“Demand for gasoline and diesel fuel continues to be very strong, supporting robust margins thus far in the second quarter of 2007. The benchmark Gulf Coast 3-2-1 crack spread for April was $26.12, as compared to $19.88 for April of 2006. With this strong refining environment, we will continue to focus on growing our business while maintaining our record of safe and reliable operations,” concluded Mr. Foster.

Giant Acquisition Update
On November 13, 2006, Western Refining and Giant Industries announced an agreement under which Western will acquire all of the outstanding shares of Giant for $77.00 per share in cash. As previously announced, Giant Industries’ shareholders voted to approve the transaction on February 27, 2007.
On April 12, 2007, the Federal Trade Commission (“FTC”) filed suit against Western and Giant Industries (“Giant”) in the Federal District Court for the District of New Mexico (“Court”) seeking to enjoin the companies’ proposed merger. Western and Giant have previously announced that they believe the FTC’s position is without basis in fact or law and that they intend to vigorously challenge the FTC in court. As previously announced, the preliminary injunction hearing on the claim will begin on May 7, 2007, which is the date requested by Western and Giant. Consummation of the transaction remains subject to this litigation.
Conference Call Information
A conference call is scheduled for May 3, 2007, at 11:00 a.m. ET to discuss Western’s financial results. A webcast of the conference call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing 866-356-4281, passcode: 53995752. The audio replay will be available through May 17, 2007, by dialing 888-286-8010, passcode: 27562013.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc., headquartered in El Paso, Texas, is an independent crude oil refiner and marketer of refined products, operating primarily in the Southwest region of the United States, including Arizona, New Mexico and West Texas.
Use of Non-GAAP Financial Measures
This press release includes non-GAAP financial measures entitled “refinery gross margin per barrel” and “Adjusted EBITDA”. For a reconciliation of these non-GAAP financial measures to their most comparable financial measures under GAAP, as well as for a description as to why management believes that these measures are useful for investors, see the footnotes following the tables at the end of this press release.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about our competitiveness in the refining industry and the consummation of the proposed merger with Giant. The statements regarding our competitiveness in the refining industry are subject to the general risks inherent in our business, while the statements regarding the proposed merger are subject to inherent risks regarding the satisfaction of the conditions to the closing of the merger and the timing of the closing if it occurs. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and

Exchange Commission. The forward-looking statements speak only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.
Additional Information
This press release may be deemed to be soliciting material relating to the proposed merger transaction between Western and Giant. In connection with the proposed merger, Giant has filed with the SEC and mailed to stockholders of Giant, a proxy statement. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Giant with the SEC at the SEC’s website at http://www.sec.gov. Copies of the proxy statement and Giant’s other filings with the SEC may also be obtained free of charge from Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Investor Relations. Investors and security holders of Giant are advised to read the proxy statement and any other relevant documents filed with the SEC because those documents contain important information about the proposed merger.
Participants in the Solicitation
Western, Giant and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Giant’s stockholders in favor of the proposed merger. Information regarding Western’s directors and executive officers is available in Western’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 16, 2007. Information regarding Giant’s directors and executive officers is available in Giant’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 1, 2006. Additional information regarding the interests of such potential participants is included in the final proxy statement and the other relevant documents filed with the SEC.

WESTERN REFINING, INC. AND SUBSIDIARIES
(In thousands, except per share and per barrel data)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(In thousands, except per barrel
	and per share data)
Statement of Operations Data:
Net sales	$994,019	$881,506
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	844,177	812,603
Direct operating expenses (exclusive of depreciation and amortization)	47,027	38,101
Selling, general and administrative expenses	9,545	6,548
Maintenance turnaround expense	—	22,196
Depreciation and amortization	4,409	1,829

Total operating costs and expenses	905,158	881,277

Operating income	88,861	229
Interest income	4,205	1,701
Interest expense	(309)	(1,088)
Amortization of loan fees	(125)	(125)
Write-off of unamortized loan fees	—	(1,961)
Gain (loss) from derivative activities	(1,986)	3,629
Other income (expense)	(1)	—

Income before income taxes	90,645	2,385
Provision for income taxes(1)	(28,079)	(22,130)

Net income (loss)(1)	$62,566	$(19,745)

Basic earnings (loss) per share	$0.93	$(0.32)
Dilutive earnings (loss) per share	$0.93	$(0.32)
Weighted average basic shares outstanding	66,939	61,651
Weighted average dilutive shares outstanding	67,413	61,651
Cash Flow Data:
Net cash provided by (used in):
Operating activities(1)	$68,071	$(19,499)
Investing activities	(25,176)	(43,235)
Financing activities(1)	(4,374)	(1,430)
Other Data:
Adjusted EBITDA(2)	$95,488	$29,584
Capital expenditures	22,783	43,235
Balance Sheet Data (end of period):
Cash and cash equivalents	$301,686	$116,667
Working capital	314,902	138,472
Total assets	953,389	591,078
Stockholders’ equity	583,765	306,130

	Three Months Ended March 31,
	2007	2006
	(In thousands, except per
	barrel and per share data)
Key Operating Statistics:
Total sales volume (bpd)(3)	148,473	132,479
Total refinery production (bpd)	132,083	105,455
Total refinery throughput (bpd)(4)	133,653	107,495

Per barrel of throughput:
Refinery gross margin(5)	$12.46	$7.12
Gross profit(5)	$12.09	$6.93
Direct operating expenses(6).	$3.91	$3.94

(1)	Prior to our initial public offering in January 2006, we were not subject to federal or state income taxes due to our partnership structure. Our net cash provided by operating activities did not reflect any reduction for income tax payments, while net cash used by financing activities reflected distributions to our partners to pay income taxes. Starting in January 2006, we have incurred income taxes that will reduce net income and cash flows from operations, and we have ceased to make any such income tax-related distributions to our equity holders. In addition, we recorded additional income tax expense for the cumulative effect of recording our estimated net deferred tax liability in the amount of $21.3 million upon changing from a partnership to a corporate holding company structure. This initial net deferred tax liability, which was recorded during the first quarter of 2006, was based upon the assumption that a certain voluntary election would be made by Western Refining LP when it filed its 2005 income tax returns. Western Refining Company, LP filed its 2005 income tax returns in September 2006 and the voluntary election was changed from the original assumption. Primarily due to this change, our initial net deferred tax liability was reduced to $8.3 million, which was reflected as an adjustment to the provision for income taxes during the third quarter of 2006.

(2)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, depreciation, amortization and maintenance turnaround expense. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended
	March 31,
	2007	2006
	(In thousands)
Net income	$62,566	$(19,745)
Interest expense	309	1,088
Income tax expense	28,079	22,130
Amortization of loan fees	125	125
Write-off of unamortized loan fees	—	1,961
Depreciation and amortization	4,409	1,829
Maintenance turnaround expense	—	22,196

Adjusted EBITDA	$95,488	$29,584

(3)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(4)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(5)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refinery’s total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities. These derivatives are used to minimize fluctuations in earnings but are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended
	March 31,
	2007	2006
	(In thousands, except per
	barrel amounts)
Net Sales	$994,019	$881,506
Cost of products sold (exclusive of depreciation and amortization)	844,177	812,603
Depreciation and amortization	4,409	1,829

Gross profit	145,433	67,074
Plus depreciation and amortization	4,409	1,829

Refinery gross margin	$149,842	$68,903

Refinery gross margin per refinery throughput barrel	$12.46	$7.12

Gross profit per refinery throughput barrel	$12.09	$6.93

(6)	Refinery direct operating expense per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.
The following table sets forth our summary refining throughput and production data for the periods presented below:

	Three Months Ended
	March 31,
	2007	2006
Refinery throughput (bpd)
WTI crude oil	107,584	88,921
WTS crude oil	11,305	9,274
Other feedstocks/blendstocks	14,764	9,300

Total	133,653	107,495

Refinery product yields (bpd)
Gasoline	69,908	59,288
Diesel and jet fuel	52,895	38,968
Residuum	5,608	4,277
Other	3,672	2,922

Total	132,083	105,455

Contact Information: Western Refining, Inc., El Paso, Texas, Scott Weaver, 915-775-3300